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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 55                                  Trade Date: 08/17/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 08/23/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is August 21, 2001

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCG7             $12,884,000.00               6.1%                  08/15/16                 100%



    Interest Payment
       Frequency                                        Subject to           Dates and terms of redemption
      (begin date)          Survivor's Option           Redemption          (including the redemption price)
    ----------------        -----------------           ----------          --------------------------------
        02/15/02                   Yes                     Yes                   100%        08/15/03
     semi-annually                                                             semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $12,690,740.00             $193,260                 $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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